UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AEye, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 9, 2025, AEye, Inc. (the “Company”) shared the following material with the Company’s stockholders, which contain information pertaining to the Company’s upcoming annual stockholder meeting.

AEye Sends Letter Urging Stockholders to Vote the WHITE Proxy Card

Dear Fellow Stockholders,

Protect your investment by voting TODAY on the WHITE proxy card “FOR” AEye’s highly qualified nominees, Timothy Dunn and Sue Zeifman, “FOR” Proposals 2 and 3, and “WITHHOLD” on all the stockholder proposals (including Proposals 4 and 5) submitted by the Dissident Group at our Annual Meeting on May 15, 2025.

Leading independent proxy advisors ISS and Glass Lewis provided strong endorsements of our current Board and management with recommendations to vote on the Company’s WHITE proxy card and “WITHHOLD” on the Dissident Group’s nominees.

Below are the facts in response to the Dissident Group’s recent misleading statements:

Misleading Dissident Claims	The Facts – Our Response
X Current Board and management have failed to deliver on performance.

Since 2023, AEye’s new CEO, leadership team, and reconstituted Board have achieved significant milestones and are executing against a revitalized strategy. They have:

• Accelerated development of and successfully launched Apollo into the market in one year’s time

• Entered into a partnership with LITEON to support Apollo production at scale and on-budget

• Built the largest and most robust customer pipeline in AEye’s history

• Reduced quarterly spend by 75%

• Secured $24M in new capital over the last 14 months to fuel growth

X Significant value destruction was at the hands of current management.	Prior to his involuntary termination as CTO in Oct. 2023, Luis Dussan, a member of the Dissident Group, oversaw the loss of nearly 98% of stockholder value. In addition, Mr. Dussan then sold 892K shares over 12 trading days in Nov. 2023, during which time AEye experienced a 16% stock price drop.
X AEye’s capital allocation decisions are intended to silence our stockholders.	Our leadership takes share dilution seriously and has made decisions to protect your investment and, at the same time, execute on a viable long-term strategy. The dissident’s proposals to cap the number of authorized shares, if adopted, would limit critical financing flexibility for the Company, thereby limiting our ability to raise future capital, and jeopardizing your investment.
X AEye has granted excessive pay.	Our compensation is fair, competitive, and aligned with Company performance. In 2024, executive team members elected to receive 75% of their incentive compensation in stock, not cash, demonstrating their commitment to AEye and aligning their interests with stockholders.
X The Dissidents’ nominees are qualified.	Based on the information provided, the Dissidents’ nominees have NO background in commercializing and scaling high-tech products and NO public company board experience. Conversely, AEye’s highly qualified nominees bring experience and critical expertise relevant to our strategy.
X Recent Board refreshment is not in the interests of our stockholders.	Mr. Simon’s recent Board appointment is part of our ongoing commitment to ensure we have a Board with diverse experiences and perspectives to benefit shareholders and provide effective oversight. Mr. Simon brings expertise in automotive data and various high-tech industries.
X The Dissident Group represents change.	The Dissidents have presented no credible plan for the Company’s future. Their reckless spending and strategic missteps during their tenure were dilutive to shareholder value, which current management is working to fix.
X The Dissident Group is aligned with your interests.	Mr. Dussan sold ~50% of his holdings over the past two years while our CEO Matt Fisch increased his reported ownership by ~700%.
X We are opposed to constructive engagement and diverse perspectives.	We have constructively engaged with the Dissident Group on the phone, in person, and over email on numerous occasions. The Dissident Group has failed to provide any constructive or actionable plan for AEye’s future. We welcome the views of all our stockholders.

The Stakes Couldn’t Be Higher. Vote the WHITE CARD TODAY to Protect Your Investment.

Sincerely,

Matthew Fisch (CEO and Chair)

Timothy Dunn (Lead Independent Director)

Prof. Dr. Bernd Gottschalk (Director)

Jonathon Husby (Director)

Doron Simon (Director)

Sue Zeifman (Director)

About AEye, Inc.

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, and logistics applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most: delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance.

Participants

AEye, its directors, and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by AEye. Information about AEye’s executive officers and directors is available in AEye’s definitive proxy statement for its 2025 Annual Meeting, which was filed with the U.S. Securities and Exchange Commission (“SEC”) on April 7, 2025. To the extent holdings by our directors and executive officers of AEye securities reported in the proxy statement for the 2025 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4, or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Certain Additional Information

Under the new rules adopted by the SEC, the WHITE universal proxy card also includes the names of the Dissident Group’s nominees. The Board does NOT endorse any of the Dissident Group’s nominees, and the presence of the Dissident Group’s nominees on the enclosed WHITE universal proxy card is NOT an approval of or comment on the fitness, character, suitability, or other qualifications of the Dissident Group’s nominees. The Board strongly urges you to NOT sign or return any NON-WHITE proxy card sent to you by, or on behalf of, the Dissident Group. If you have previously submitted a NON-WHITE proxy card sent to you by, or on behalf of, the Dissident Group, you can revoke that proxy and vote for your Board’s candidates and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE universal proxy card or voting by Internet by following the instructions specified on the WHITE universal proxy card. Only your latest dated proxy will count. OUR BOARD URGES YOU TO VOTE ONLY ON THE WHITE UNIVERSAL PROXY CARD FOR OUR BOARD’S PROPOSED CANDIDATES (TIMOTHY J. DUNN AND SUE E. ZEIFMAN) AND AGAINST BOTH STOCKHOLDER ADVISORY PROPOSALS (PROPOSALS 4 AND 5), TO DISREGARD ANY MATERIALS SENT TO YOU BY, OR ON BEHALF OF, THE DISSIDENT GROUP, AND NOT TO SIGN, RETURN, OR VOTE ANY NON-WHITE PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, THE DISSIDENT GROUP. Although we are required to include all nominees for election on our universal proxy card, for additional information regarding the Dissident Group’s nominees and any other related information, please refer to the Dissident Group’s proxy statement, which is accessible without cost at www.sec.gov. We are not responsible for the accuracy of any information provided by, or relating to, the Dissident Group or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Dissident Group or any other statements that the Dissident Group or its representatives have made or may otherwise make, including with respect to the advisory stockholder proposals (Proposals 4 and 5) submitted by the Dissident Group.

Additionally, the Dissident Group has stated that they intend to present an additional proposal, Proposal 6, at the Annual Meeting as a floor proposal. Proposal 6 was not properly or timely submitted under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It will be the Dissident Group’s responsibility to properly present Proposal 6 at the Annual Meeting and solicit votes. Since Proposal 6 was not submitted under Rule 14a-8 under the Exchange Act, it was not included nor described in the Company’s proxy statement or on WHITE universal proxy card. If Proposal 6 is presented at the Annual Meeting as a floor proposal, the proxy holders will have discretionary voting authority under Rule 14a-4(c) under the Exchange Act with respect to Proposal 6 and intend to exercise such discretion to vote “AGAINST” Proposal 6. If you wish to cast a vote “FOR” Proposal 6, you must use the NON-WHITE universal proxy card and follow the instructions provided therein.

Additional Information

AEye has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE universal proxy card, with respect to its solicitation of proxies for the Annual Meeting. This communication is not a substitute for any proxy statement or other document that AEye may file with the SEC in connection with any solicitation by AEye.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY AEYE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by AEye free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by AEye are also available free of charge by accessing AEye’s website at www.aeye.ai.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this communication and are based on information available to the Company as of the date of this communication, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.